UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2006
___________

LANDAMERICA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-13990 (Commission File Number)	54-1589611 (I.R.S. Employer Identification No.)

5600 Cox Road Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

101 Gateway Centre Parkway
Richmond, Virginia 23235-5153

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 25, 2006, LandAmerica Financial Group, Inc. (the “Company”) issued a press release reporting its financial results for the quarter ended September 30, 2006. The press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 25, 2006, the Company’s Board of Directors appointed Dianne M. Neal, as a director of the Company effective November 1, 2006. Ms. Neal is Executive Vice President and Chief Financial Officer of Reynolds American Inc. Ms. Neal will serve as a member of the Audit Committee and the Investment Funds Committee.

ITEM 5.03.	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 25, 2006, the Company adopted amendments to its Bylaws (the “Bylaws”). The amendments revised Section 4.1 on Elected Officers to permit the Board of Directors to elect certain officers of the Company. The amendments also clarified Sections 4.4 and 4.8 to make the description of certain officer positions consistent with the change to Section 4.1. The previous provision had required the Board of Directors to elect certain officers of the Company. These Bylaws amendments are consistent with the Virginia Stock Corporation Act, which permits, but does not require, the board of directors to elect individuals to fill one or more offices of a company.

The full text of the amended and restated Bylaws is attached as Exhibit 3.1 to this report and is incorporated by reference into this Item 5.03.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibits are furnished pursuant to Items 2.02 and 5.03 above.

Exhibit No.	Description

3.1	Bylaws of LandAmerica Financial Group, Inc. (Amended and Restated October 25, 2006)

99.1	Press Release dated October 25, 2006 relating to the Company’s earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.
(Registrant)

Date: October 25, 2006	By:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Senior Vice President & Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of LandAmerica Financial Group, Inc. (Amended and Restated October 25, 2006)

99.1	Press Release dated October 25, 2006 relating to the Company’s earnings.